Exhibit 99.5
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                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Scott Cohen the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution and resubstitution, of the undersigned and in his name, place and stead, in any and all capacities, to sign any and all statements and filings which are required, necessary or advisable under Section 13 and/or Section 16 of the Securities Exchange Act of 1934, as amended, and all amendments to such statements and filings, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as the of the undersigned might or could do himself. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof in New York, New York this 4th day of December, 2007.

                                                     /s/ Nicholas J. Singer
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                                                     Nicholas J. Singer
Sworn to before me this
4th day of December, 2007


Anne Colucci
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Notary Public

Anne Colucci
Notary Public State of New York
No. OIC06085008
Qualified in Queens County
Commission Expires December 16, 2010